Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-203977) and Form S-8 (Nos. 333-81524, 333-100472, 333-107160, 333-122785, 333-125978, 333-135116, 333-151490, 333-161683, 333-161684, 333-167643 and 333-196453) of Telefonaktiebolaget LM Ericsson of our report dated March 27, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers AB

PricewaterhouseCoopers AB

Stockholm, Sweden

March 27, 2018